UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2013

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Federal Home Loan Bank of Indianapolis (“Bank”) announces that Milton J. Miller has resumed his duties as President - Chief Executive Officer of the Bank and as the Bank's Principal Executive Officer under the rules of the Securities and Exchange Commission (“SEC”), as of June 6, 2013.
On April 9, 2013, Mr. Miller notified the Bank's Board of Directors (“Board”) that he would be required to be away from the Bank for several weeks due to a personal medical matter, and consequently asked to temporarily step down as the Bank's President - Chief Executive Officer. Accordingly, on April 15, 2013, the Board adopted a resolution (“Resolution”) appointing Cindy L. Konich and Jonathan R. West as Acting Co-President - Chief Executive Officers of the Bank effective April 18, 2013, for the duration of Mr. Miller's absence. Pursuant to the Resolution, such appointments terminated automatically upon Mr. Miller's return to work.
Mr. Miller has served as President - Chief Executive Officer of the Bank and as the Bank's Principal Executive Officer under the rules of the SEC since July 2007. Ms. Konich continues to serve as the Bank's Executive Vice President - Chief Operating Officer - Chief Financial Officer (and Principal Financial Officer under SEC rules), and Mr. West continues to serve as the Bank's Executive Vice President - Chief Operating Officer - Business Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2013

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President - Chief Accounting Officer

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel